February 27, 2008

Alpine Series Trust
US Bancorp Mutual Fund Services
615 E. Michigan Street, 2nd Fl.
Milwaukee, WI  53202

Re:	Alpine Series Trust
(333-75786/811-10405)
Post–Effective Amendment No 21 to the
Registration Statement on Form N-1A

Dear Sir/Madam:

In connection with the filing of Post-Effective Amendment No. 21 to the Registration Statement (the “Registration Statement”) filed by Alpine Series Trust (the “Trust”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) and the Investment Company Act of 1940, as amended (the “1940 Act”), covering the shares of beneficial interest of the series of Alpine Series Trust, we hereby consent to the use of our name as counsel in the Prospectus constituting part of the Registration Statement.  In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act, the 1940 Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,

/s/ Blank Rome LLP

BLANK ROME LLP

405 Lexington Avenue, New York, NY 10174-0208

www.BlankRome.com

Delaware • Florida •   Hong Kong   • New Jersey • New York • Ohio • Pennsylvania • Washington, DC